Exhibit (c)(3)

Project Turtle Follow-Up Supporting Materials October 27, 2023

Notice to Recipient Confidential “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”), including, in the United States, BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp., both of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guarantee d. These materials have been prepared by one or more subsidiaries of Bank of America Corporation for the Special Committee of the Board of Directors (the “Committee”) of Taro Pharmaceutical Industries Ltd. (the “Company”) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with us. These materials are based on information provided by or on behalf of the Committee, the Company and/or other potential transaction participants, from public sources or otherwise reviewed by us. We assume no responsibility for independent investigation or verification of such information (including, without limitation, data from third party suppliers) and have relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Committee or the managements of the Company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by us in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Bank of America Corporation or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. These materials are for discussion purposes only and are subject to our review and assessment from a legal, compliance, accounting policy and risk perspective, as appropriate, following our discussion with the Committee. We assume no obligation to update or otherwise revise these materials. These materials have not been prepared with a view toward public disclosure under applicable securities laws or otherwise, are intended for the benefit and use of the Committee, the Audit Committee of the Company and the Board of Directors of the Company, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without our prior written consent. These materials may not reflect information known to other professionals in other business areas of Bank of America Corporation and its affiliates. Any League Tables referenced within these materials have been prepared using data sourced from external third party providers as outlined in the relevant footnotes where applicable. For persons wishing to request further information regarding these third party providers and the criteria and methodology used to prepare a league table please contact your usual Bank of America or BofA Securities representative/Relationship Manager. Bank of America Corporation and its affiliates (collectively, the “BAC Group”) comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and strategic advisory services and other commercial services and products to a wide range of corporations, governments and individuals, domestically and offshore, from which conflicting interests or duties, or a perception thereof, may arise. In the ordinary course of these activities, parts of the BAC Group at any time may invest on a principal basis or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions, for their own accounts or the accounts of customers, in debt, equity or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, potential counterparties or any other company that may be involved in a transaction. Products and services that may be referenced in the accompanying materials may be provided through one or more affiliates of Bank of America Corporation. We have adopted policies and guidelines designed to preserve the independence of our research analysts. The BAC Group prohibits employees from, directly or indirectly, offering a favorable research rating or specific price target, or offering to change a rating or price target to a subject company as consideration or inducement for the receipt of business or for compensation and the BAC Group prohibits research analysts from being directly compensated for involvement in investment banking transactions. The views expressed herein are the views solely of Global Corporate and Investment Banking, and no inference should be made that the views expressed represent the view of the firm’s research department. We are required to obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow us to identify the Company in accordance, as applicable, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and such other laws, rules and regulations as applicable within and outside the United States. Merrill Lynch International is authorised and regulated by the Dubai Financial Services Authority. Principal address is Gate Village 6, Level 2, Dubai International Financial Centre, Dubai, United Arab Emirates. License no. CL0322, P.O. Box 506576, Dubai, United Arab Emirates. This communication is not for distribution to the public or a large number of persons, but is personal to named recipients; it is directed to professional and market customers and not to retail customers. The financial products/financial services to which this marketing material relates is only made available to customers who in the view of Merrill Lynch International meet the regulatory criteria to be a Client under DFSA Conduct of Business rules (COB 2.3). Please note that Merrill Lynch International does not deal with retail clients. We do not provide legal, compliance, tax or accounting advice. Accordingly, any statements contained herein as to tax matter s were neither written nor intended by us to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then the statement expressed herein is being delivered to support the promotion or marketing of the transaction or matter addressed and the recipient should seek advice based on its particular circumstances from an independent tax advisor. Notwithstanding anything that may appear herein or in other materials to the contrary, the Company shall be permitted to disclose the tax treatment and tax structure of a transaction (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or any nonpublic commercial or financial information (except to the extent any such information relates to the tax structure or tax treatment)) on and after the earliest to occur of the date of (i) public announcement of discussions relating to such transaction, (ii) public announcement of such transaction or (iii) execution of a definitive agreement (with or without conditions) to enter into such transaction; provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply.

Preliminary Materials Subject to Change Follow-Up Supporting Materials

Preliminary Materials Subject to Change Turtle Standalone Cost of Capital

Preliminary Materials Subject to Change

Turtle Preliminary Weighted Average Cost of Capital Analysis
5-Year Beta – Company Beta

	Range		
Cost of Equity	**Low**	**High**	**Source**
Risk Free Rate	5.3%		*Twenty year U.S. Government bond yield as of October 19, 2023*
Unlevered Beta	1.11		*Represents Company's historical Bloomberg adjusted betas, unlevered at the Company's 5-year average capital structure and not relevered given the Company's net cash position. Bloomberg betas based on regression of five years of weekly performance as compared to the broad S&P 500*
Equity Risk Premium	5.0%	7.0%	*Equity risk premium relative to twenty year U.S. Government bond yield per BofA Securities estimates, based upon analysis of long-term historical data of the broad S&P 500*
Cost of Equity	**10.8%**	**13.1%**	
Cost of Debt			
Pre-tax Cost of Debt	n/a		*Illustrative cost of debt* [(1)]
Marginal Tax Rate	20.0%		*Company tax rate per Turtle Management*
After-tax Cost of Debt	**0.0%**		
Net Debt / Net Capital	--		*Company is fully equity financed* [(1)]
Weighted Average Cost of Capital	**10.8%**	**13.1%**	

Source: Turtle Filings, FactSet, Bloomberg as of October 19, 2023.
Note: Calculated based on Turtle's five-year beta compared to the broad S&P 500 as measured by the SPX index.
(1) The Company does not have any debt and is in a net-cash position.

1

Preliminary Materials Subject to Change

Turtle Preliminary Weighted Average Cost of Capital Analysis

For Reference Only: 5-Year Beta – Peer Median Beta

	Range		
Cost of Equity	**Low**	**High**	**Source**
Risk Free Rate	5.3%		*Twenty year U.S. Government bond yield as of October 19, 2023*
Unlevered Beta	0.78		*Represents median of comparable group's unlevered betas. Respective peer's historical Bloomberg adjusted betas are unlevered at the respective peer's 5-year average capital structure. Given net cash capital structure of Turtle, median of peers' Unlevered Beta was not relevered. Bloomberg betas based on regression of five years of weekly performance as compared to the broad S&P 500*
Equity Risk Premium	5.0%	7.0%	*Equity risk premium relative to twenty year U.S. Government bond yield per BofA Securities estimates, based upon analysis of long-term historical data of the broad S&P 500*
Cost of Equity	**9.2%**	**10.7%**	
Cost of Debt			
Pre-tax Cost of Debt	n/a		*Illustrative cost of debt* [1]
Marginal Tax Rate	20.0%		*Company tax rate per Turtle Management*
After-tax Cost of Debt	**0.0%**		
Net Debt / Net Capital	--		*Company is fully equity financed* [1]
Weighted Average Cost of Capital	**9.2%**	**10.7%**	

Source: Turtle Filings, FactSet, Bloomberg as of October 19, 2023.
Note: Calculated based on Turtle peers' median five-year beta compared to the broad S&P 500 as measured by the SPX index.
(1) The Company does not have any debt and is in a net-cash position.

2

Preliminary Materials Subject to Change

Turtle Preliminary Weighted Average Cost of Capital Analysis

Selected Publicly Traded Companies for Turtle (5-Year Beta)

Company	Values		Current Net Debt / Net Cap	5-Yr. Avg. Net Debt / Net Cap	Beta		R Squared of Lev. Beta	Data Points [2]
	Equity	Enterprise			Levered [1]	Unlevered		
Hikma Pharmaceuticals	$5,375	$6,487	17.1%	10.5%	0.72	0.67	0.14	**260**
Aurobindo Pharma	6,215	6,015	(3.3%)	3.5%	0.89	0.87	0.18	**260**
Amphastar Pharmaceuticals	2,435	2,781	12.4%	1.7%	0.82	0.80	0.15	**260**
Glenmark Pharmaceuticals	2,699	3,083	12.5%	19.6%	0.73	0.63	0.10	**260**
Ani Pharmaceuticals	1,280	1,439	11.0%	21.9%	0.94	0.78	0.13	**260**
Overall Median	**$2,699**	**$3,083**	**12.4%**	**10.5%**	**0.82**	**0.78**	**0.14**	**260**
Turtle	**$1,243**	**$88**	**(1311.4%)**	**(119.3%)**	**0.63**	**1.11**	**0.09**	**260**
Memo: Excluded due to Low R Squared of Levered Beta (< 0.10)								
Aspen Pharmacare	3,886	4,850	19.9%	32.3%	0.74	0.55	0.06	**260**
Amneal Pharmaceuticals	1,145	3,629	68.5%	83.0%	0.98	0.20	0.09	**260**

Source: Turtle Filings, FactSet, Bloomberg as of October 19, 2023.
Note: US Dollars in millions.
(1) Represents historical Bloomberg adjusted levered beta. Bloomberg betas based on five years of weekly performance as compared to the broad S&P 500 as measured by the SPX index.
(2) R-squared is a statistical measure of how close the data points are to the fitted regression line.

3

Preliminary Materials Subject to Change Sun Pharma Standalone Cost of Capital

Preliminary Materials Subject to Change

Sun Pharma Preliminary Weighted Average Cost of Capital Analysis
5-Year Beta – Company Beta

Cost of Equity	Range: Low	Range: High	Source
Risk Free Rate	5.3%		*Twenty year U.S. Government bond yield as of October 19, 2023*
Unlevered Beta	0.73		*Represents Company's historical Bloomberg adjusted betas, unlevered at the Company's 5-year average capital structure and not relevered given the Company's net cash position. Bloomberg betas based on regression of five years of weekly performance as compared to the broad MSCI World Index*
Equity Risk Premium	5.0%	7.0%	*Equity risk premium relative to twenty year U.S. Government bond yield per BofA Securities estimates, based upon analysis of long-term historical data of the broad MSCI World Index*
Country Risk Premium	0.71%		*Country Risk Premium reflects CDS spread between 12-month average 10-year India and U.S. CDS*
Cost of Equity	**9.6%**	**11.1%**	
Foreign Currency Adjustment (India vs U.S.)	**102.0%**		*Long-term inflation differential between India CPI (4.00%) and U.S. CPI (2.00%)*
Cost of Equity (India Nominal)	**11.8%**	**13.3%**	
Cost of Debt			
Pre-tax Cost of Debt	n/a		*Illustrative cost of debt* [1]
Marginal Tax Rate	30.0%		*Company tax rate*
After-tax Cost of Debt	**0.0%**		
Net Debt / Net Capital	--		*Company is fully equity financed* [1]
Weighted Average Cost of Capital	**11.8%**	**13.3%**	

Source: Sun Filings, FactSet, Bloomberg as of October 19, 2023.
Note: Calculated based on Sun's five-year beta compared to the broad MSCI World Index as measured by the MXWO index.
(1) The Company has a net cash position.

4

Preliminary Materials Subject to Change

Sun Pharma Preliminary Weighted Average Cost of Capital Analysis
For Reference Only: 5-Year Beta – Peer Median Beta

	Range		
Cost of Equity	**Low**	**High**	**Source**
Risk Free Rate	5.3%		*Twenty year U.S. Government bond yield as of October 19, 2023*
Unlevered Beta	0.68		*Represents median of comparable group's unlevered betas. Respective peer's historical Bloomberg adjusted betas are unlevered at the respective peer's 5-year average capital structure. Given net cash capital structure of Sun, median of peers' Unlevered Beta was not relevered. Bloomberg betas based on regression of five years of weekly performance as compared to the broad MSCI World Index*
Equity Risk Premium	5.0%	7.0%	*Equity risk premium relative to twenty year U.S. Government bond yield per BofA Securities estimates, based upon analysis of long-term historical data of the broad MSCI World Index*
Country Risk Premium	0.71%		*Country Risk Premium reflects CDS spread between 12-month average 10-year India and U.S. CDS*
Cost of Equity	**9.4%**	**10.7%**	
Foreign Currency Adjustment (India vs U.S.)	**102.0%**		*Long-term inflation differential between India CPI (4.00%) and U.S. CPI (2.00%)*
Cost of Equity (India Nominal)	**11.5%**	**12.9%**	
Cost of Debt			
Pre-tax Cost of Debt	n/a		*Illustrative cost of debt* (1)
Marginal Tax Rate	30.0%		*Company tax rate*
After-tax Cost of Debt	**0.0%**		
Net Debt / Net Capital	--		*Company is fully equity financed* (1)
Weighted Average Cost of Capital	**9.4%**	**10.7%**	

Source: Sun Filings, FactSet, Bloomberg as of October 19, 2023.
Note: Calculated based on Sun's five-year beta compared to the broad MSCI World Index as measured by the MXWO index.
(1) The Company has a net cash position.

5

Preliminary Materials Subject to Change

Sun Pharma Preliminary Weighted Average Cost of Capital Analysis
Selected Publicly Traded Companies for Sun Pharma (5-Year Beta)

Company	Values		Current Net Debt / Net Cap	5-Yr. Avg. Net Debt / Net Cap	Beta		R Squared of Lev. Beta	Data Points [2]
	Equity	Enterprise			Levered [1]	Unlevered		
Viatris	$11,518	$29,410	60.8%	56.6%	1.02	0.51	0.24	260
Teva Pharmaceuticals	9,408	27,573	65.9%	68.0%	1.21	0.46	0.23	260
Cipla	11,870	11,215	(5.8%)	(0.4%)	0.71	0.72	0.15	260
Dr. Reddy's Laboratories	11,269	10,669	(5.6%)	(0.2%)	0.67	0.68	0.13	260
Aurobindo Pharma	6,215	6,015	(3.3%)	2.7%	0.93	0.91	0.19	260
Overall Median	**$11,269**	**$11,215**	**(3.3%)**	**2.7%**	**0.93**	**0.68**	**0.19**	**260**
Sun Pharma	**$32,866**	**$31,470**	**(4.4%)**	**(5.2%)**	**0.70**	**0.73**	**0.13**	**260**
Memo: Excluded due to Low R Squared of Levered Beta (< 0.10)								
Zydus Lifesciences	7,165	7,862	8.9%	11.8%	0.65	0.60	0.09	260
Lupin	6,588	6,893	4.4%	6.9%	0.64	0.61	0.08	260

Source: Sun Filings, FactSet, Bloomberg as of October 19, 2023.
Note: US Dollars in millions.
(1) Represents historical Bloomberg adjusted levered beta. Bloomberg betas based on five years of weekly performance as compared to the broad MSCI World Index as measured by the MXWO Index.
(2) R-squared is a statistical measure of how close the data points are to the fitted regression line.

6